As filed with the Securities and Exchange Commission on June 6, 1997
                                               Registration No. 333 - ________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ADVENT SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                    94-2901952
    (State of incorporation)            (I.R.S. Employer Identification No.)

                               301 Brannan Street
                         San Francisco, California 94107
   (Address, including zip code, of Registrant's principal executive offices)

                                 1992 Stock Plan
                            (Full title of the plan)


                              Stephanie G. DiMarco
                             Chief Executive Officer
                              ADVENT SOFTWARE, INC.
                               301 Brannan Street
                         San Francisco, California 94107
                                 (415) 543-7696
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                             Mark A. Bertelsen, Esq.
                           J. Michael Arrington, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                    Proposed      Proposed
Title of            Maximum       Maximum
Securities          Amount        Offering    Aggregate        Amount of
to be               to be         Price       Offering         Registration
Registered          Registered    Per Share   Price            Fee
----------          ----------    ---------   -----------      ------------

Common Stock,
$.01 par value:

Reserved or
outstanding under
1992 Stock Plan     1,000,000(1)  $28.44     $28,132,650(2)    $8,525

----------
(1) Excludes all shares previously registered under Registrant's 1992 Stock Plan on Form S-8 Registration Statement No. 333-918.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of (i) the weighted average exercice price of $27.54 per share for outstanding options to purchase 341,500 shares of Common Stock and (ii) $28.44 per share (based on the average high and low price of Registrant's Common Stock as reported on the Nasdaq National Market on June 4, 1997) for 658,500 shares of Common Stock reserved for issuance thereunder.

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



                              ADVENT SOFTWARE, INC.

                       REGISTRATION STATEMENT ON FORM S-8


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed pursuant to Section 13(a) of the Exchange Act.

3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 10, 1995, filed pursuant to Section 12(g) of the Exchange Act, which was declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

4. The information contained in the Registrant's Registration Statement on Form S-8 (file No. 333-918) filed on or about January 24, 1996.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEMS 4 - 7

     Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (file No. 333-918).

ITEM 8. EXHIBITS.

Exhibit
Number        Description of Document
-------       ------------------------------------------------------------------
4.1           1992 Stock Plan, as amended.

5.1           Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati  as to
               legality  of securities being registered.

24.1          Consent of Coopers & Lybrand L.L.P., Independent Accountants.

24.2          Consent of Counsel (contained in Exhibit 5.1 hereto).

25.1          Powers of Attorney (see page 5).
---------------------------



ITEM 9. UNDERTAKINGS.

     Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (file No. 333-918).

                                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 6th day of June, 1997.


                                                          ADVENT SOFTWARE, INC.



                                         By:/S/ IRV H. LICHTENWALD
                                         -------------------------
                                              Irv H. Lichtenwald
                                          Senior Vice President of Finance
                                           and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephanie G. DiMarco and Irv H. Lichtenwald, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                              Title                         Date
----------                              -----                         ----


/S/ STEPHANIE G. DIMARCO     Chairman of the Board and             June 6, 1997
-----------------------      Chief Executive Officer
Stephanie G. DiMarco         (Principal Executive Officer)


/S/ IRV H. LICHTENWALD       Senior Vice President of Finance      June 6, 1997
-----------------------      and Chief Financial Officer
Irv H. Lichtenwald           (Principal Financial and
                             Accounting Officer)

/S/ FRANK H. ROBINSON        Director                              June 6, 1997
-----------------------
Frank H. Robinson


/S/ WENDELL G. VAN AUKEN     Director                              June 6, 1997
-----------------------
Wendell G. Van Auken

                                INDEX TO EXHIBITS


                                                                   Sequentially
Exhibit                                                              Numbered
Number         Description of Document                                  Page
------         -----------------------                                  ----

4.1            1992 Stock Plan, as amended.

5.1            Opinion of Wilson Sonsini Goodrich & Rosati as to
                 legality of securities being registered.

24.1           Consent of Coopers & Lybrand L.L.P., Independent
                 Accountants.

24.2           Consent of Counsel (contained in Exhibit 5.1 hereto).

25.1           Powers of Attorney (see page 5).


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